SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: January 31, 2003

NUVELO, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-22873	36-3855489

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

670 Almanor Avenue, Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 524-8100

(Registrant’s telephone number, including area code)

HYSEQ, INC.

(Former Name or Former Address, if Changed Since Last Report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

               On January 31, 2003, Hyseq, Inc. and Variagenics, Inc. issued a press release announcing that they have completed the merger of the two companies. Pursuant to the Agreement and Plan of Merger, dated as of November 9, 2002, by and among Hyseq, Vertical Merger Corp., a wholly-owned subsidiary of Hyseq, and Variagenics, Vertical Merger Corp. was merged with and into Variagenics, with Variagenics surviving the merger as a wholly-owned subsidiary of Hyseq, and each outstanding share of Variagenics common stock was converted into the right to receive 1.6451 shares of Hyseq common stock. Promptly thereafter, Variagenics was merged upstream into Hyseq with Hyseq as the surviving entity. In connection with the upstream merger, Hyseq’s articles of incorporation were amended to change its name to “Nuvelo, Inc.” Nuvelo began trading on Nasdaq under the ticker symbol, NUVO, at the open of market on February 3, 2003. The press release announcing the merger is attached hereto as Exhibit 99.1 and incorporated by reference herein in its entirety.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements of Business Acquired

               All required financial statements with respect to Variagenics will be filed by amendment pursuant to Item 7(a)(4) within 60 days from the date on which this report was required to be filed.

(b)	Pro Forma Financial Information

               All required pro forma financial information will be filed by amendment pursuant to Item 7(b)(2) within 60 days from the date on which this report was required to be filed.

(c)	Exhibits

2.1	Agreement and Plan of Merger, dated as of November 9, 2002, by and among Hyseq, Inc., Vertical Merger Corp., and Variagenics, Inc. (filed as Exhibit 2.1 to Current Report on Form 8-K filed on November 12, 2002 and incorporated herein by reference)

99.1	Press Release, dated February 3, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVELO, INC. (Registrant)

	By:	/s/ Peter S. Garcia

Peter S. Garcia Senior Vice President and Chief Financial Officer
Dated: February 4, 2003

EXHIBIT INDEX

Exhibit
No.	Description

2.1	Agreement and Plan of Merger, dated as of November 9, 2002, by and among Hyseq, Inc., Vertical Merger Corp., and Variagenics, Inc. (filed as Exhibit 2.1 to Current Report on Form 8-K filed on November 12, 2002 and incorporated herein by reference)

99.1	Press Release, dated February 3, 2003